Exhibit 99.(h)(3)(J)

NINTH AMENDMENT TO

SECURITIES LENDING AUTHORIZATION AGREEMENT

BETWEEN

AMERICAN BEACON FUNDS AND AMERICAN BEACON INSTITUTIONAL FUNDS TRUST, EACH ON BEHALF OF ITS RESPECTIVE SERIES, AS LISTED ON SCHEDULE B

AND

STATE STREET BANK AND TRUST COMPANY

This Ninth Amendment (this “Amendment”) effective August 4, 2023 is between each AMERICAN BEACON investment company listed on Schedule B (each, a “Trust”), severally and not jointly, each acting solely on behalf of its series listed on Schedule B, severally and not jointly (a Trust acting on behalf of one of its series, a “Fund,” and the Trusts acting on behalf of their respective series, collectively, the “Funds”), and STATE STREET BANK AND TRUST COMPANY, acting either directly or through any State Street affiliates (collectively “State Street”).

Reference is made to a Securities Lending Authorization Agreement dated the 16th day of February 2017, as in effect immediately prior to the date of this Amendment Street (the “Agreement”), between the Funds and State Street.

WHEREAS, the Trust and State Street desire to amend the Agreement as set forth below.

NOW, THEREFORE, for value received, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties mutually agree to amend the Agreement as follows:

1. Amendment. Schedule B to the Agreement is hereby amended by deleting it in its entirety and replacing it with the revised Schedule B attached to this Amendment.

2. Definitions. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

3. Representations and Warranties. Each party hereto represents and warrants that (a) it has the power to execute and deliver this Amendment, to enter into the transactions contemplated hereby, and to perform its obligations hereunder; (b) it has taken all necessary action to authorize such execution, delivery, and performance; (c) this Amendment constitutes a legal, valid and binding obligation enforceable against it; and (d) the execution, delivery, and performance by it of the Agreement will at all times comply with all applicable laws and regulations.

4. Governing Law; Miscellaneous. This Amendment shall be governed and construed in accordance with the governing law of the Agreement. Except to the extent specifically amended by this Amendment, the provisions of the Agreement shall remain unmodified, and the Agreement is ratified and affirmed as being in full force and effect. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts, together, constitute only one (1) instrument.

5. Effective Date. This Amendment shall be effective as of the date first written above.

IN WITNESS WHEREOF, the parties hereto execute this Eighth Amendment by affixing their duly authorized signatures below.

EACH TRUST, acting solely on behalf of each of its respective series as listed on Schedule B, severally and not jointly		STATE STREET BANK AND TRUST COMPANY

By:	/s/ Paul B. Cavazos	By:	/s/ Francesco Squillacioti
Name:	Paul B. Cavazos	Name:	Francesco Squillacioti
Title:	Vice President	Title:	Senior Managing Director

Amended and Restated

Schedule B

This Amended and Restated Schedule is attached to and made part of the Securities Lending Authorization Agreement dated the 16th day of February 2017 between each AMERICAN BEACON investment company listed on Schedule B (each, a “Trust”), severally and not jointly, each acting solely on behalf of its series listed on Schedule B, severally and not jointly (a Trust acting on behalf of one of its series, a “Fund,” and the Trusts acting on behalf of their respective series, collectively, the “Funds”), and STATE STREET BANK AND TRUST COMPANY acting either directly or through any State Street Affiliates (collectively, “State Street”).

List of Trusts and Funds

Trust Name and Jurisdiction	Fund Name	Taxpayer Identification Number	Fiscal Year End
American Beacon Funds, a Massachusetts business trust	American Beacon Balanced Fund	75-2161800	31-Oct
American Beacon Funds, a Massachusetts business trust	American Beacon Large Cap Value Fund	75-2161801	31-Oct
American Beacon Funds, a Massachusetts business trust	American Beacon Small Cap Value Fund	75-2791825	31-Oct
American Beacon Funds, a Massachusetts business trust	American Beacon Bridgeway Large Cap Value Fund	87-0709984	31-Dec
American Beacon Funds, a Massachusetts business trust	American Beacon Bridgeway Large Cap Growth Fund	87-0709982	31-Dec
American Beacon Funds, a Massachusetts business trust	American Beacon Stephens Mid-Cap Growth Fund	20-3787613	31-Dec
American Beacon Funds, a Massachusetts business trust	American Beacon Stephens Small Cap Growth Fund	20-3541234	31-Dec
American Beacon Funds, a Massachusetts business trust	American Beacon The London Company Income Equity Fund	45-4621832	31-Aug
American Beacon Funds, a Massachusetts business trust	American Beacon International Equity Fund	75-2401150	31-Oct
American Beacon Funds, a Massachusetts business trust	American Beacon ARK Transformational Innovation Fund	81-4595263	30-Jun

Trust Name and Jurisdiction	Fund Name	Taxpayer Identification Number	Fiscal Year End
American Beacon Funds, a Massachusetts business trust	American Beacon Shapiro Equity Opportunities Fund	82-2094363	30-Jun
American Beacon Funds, a Massachusetts business trust	American Beacon Shapiro SMID Cap Equity Fund	82-2098235	30-Jun
American Beacon Institutional Funds Trust, a Delaware business trust	American Beacon Diversified Fund	81-4879015	31-Oct
American Beacon Funds, a Massachusetts business trust	American Beacon EAM International Small Cap Fund	13-3771781	31-Oct